                                                                  Exhibit (j)(1)
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 15, 2002, relating to the financial statements and financial highlights, which appears in the March 31, 2002 Annual Report to Shareholders of ING GNMA Income Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
June 26, 2002